As filed with the Securities and Exchange Commission on March 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZENAS BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	93-2749244
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

852 Winter Street, Suite 250 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Zenas BioPharma, Inc. 2024 Equity Incentive Plan

Zenas BioPharma, Inc. 2024 Employee Stock Purchase Plan

(Full titles of the plans)

Leon O. Moulder, Jr.

Chief Executive Officer

Zenas BioPharma, Inc.

852 Winter Street, Suite 250

Waltham, MA 02451

(Name and address of agent for service)

(857) 271-2954

(Telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Thomas Danielski

Nicholas Roper

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

617-951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

Zenas BioPharma, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) 2,724,275 additional shares of its common stock, par value $0.0001 per share (“Common Stock”), under the Zenas BioPharma, Inc. 2024 Equity Incentive Plan (the “2024 Plan”), pursuant to the provisions of the 2024 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2024 Plan on January 1, 2026, and (ii) 544,855 additional shares of Common Stock under the Zenas BioPharma, Inc. 2024 Employee Stock Purchase Plan (as amended and restated, the “ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the ESPP on January 1, 2026. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statements on Form S-8 filed with the Commission on September 16, 2024 (File No. 333-282151) and on March 11, 2025 (File No. 333-285694).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit

4.1	Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 16, 2024 and incorporated herein by reference).

4.2	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 16, 2024 and incorporated herein by reference).

4.3	Zenas BioPharma, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 4.6 to the registration statement on Form S-8 filed on September 16, 2024, File No. 333-282151).

4.4	Zenas BioPharma, Inc. 2024 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K, filed on March 11, 2025).

5.1*	Opinion of Ropes & Gray LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page in Part II)

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on this 16th day of March, 2026.

ZENAS BIOPHARMA, INC.

By:	/s/ Leon O. Moulder, Jr.
Name: Leon O. Moulder, Jr.
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Leon O. Moulder, Jr. and Joseph Farmer, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Zenas BioPharma, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Leon O. Moulder, Jr.	Chief Executive Officer and Director	March 16, 2026
Leon O. Moulder, Jr.	(Principal Executive Officer)

/s/ Jennifer Fox	Chief Business Officer and Chief Financial Officer	March 16, 2026
Jennifer Fox	(Principal Accounting and Financial Officer)

/s/ Patricia Allen	Director	March 16, 2026
Patricia Allen

/s/ James Boylan	Director	March 16, 2026
James Boylan

/s/ Patrick Enright	Director	March 16, 2026
Patrick Enright

/s/ Tomas Kiselak	Director	March 16, 2026
Tomas Kiselak

/s/ Hongbo Lu, Ph.D.	Director	March 16, 2026
Hongbo Lu, Ph.D.

/s/ Jake Nunn	Director	March 16, 2026
Jake Nunn

/s/ John Orloff, M.D.	Director	March 16, 2026
John Orloff, M.D.